Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-268058) of our report dated March 29, 2024 on the consolidated financial statements of DatChat, Inc. as of December 31, 2023 and for the year then ended.

/s/ Salberg & Company, P.A.
SALBERG & COMPANY, P.A.
Boca Raton, FL
March 29, 2024